Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and between BKEP Management, Inc. (the “Company”) and Mark Hurley (“Employee”).

WHEREAS, Employee has been employed by the Company pursuant to that certain Employment Agreement between Employee and the Company entered into the 4th day of October, 2012 (the “Employment Agreement”);

WHEREAS, Employee’s employment with the Company ended due to his resignation, effective as of June 22, 2020 (the “Separation Date”);

WHEREAS, Employee and the Company wish for Employee to receive a cash payment and certain benefits as set forth in this Agreement, conditioned upon Employee’s entry into, and non-revocation of, this Agreement in the time provided to do so and satisfaction of the terms herein; and

WHEREAS, the parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the parties hereby agree as follows:

1.     Resignation from Employment and Other Resignations. Employee and the Company acknowledge and agree that Employee’s employment with the Company ended due to Employee’s voluntary resignation as of the Separation Date such that, as of the Separation Date, Employee was no longer employed by the Company or any other Company Party. Further, as of the Separation Date, the automatic resignations set forth in Section 5.E of the Employment Agreement took effect. Without limiting the foregoing, Employee automatically resigned, as of the Separation Date, (a) as an officer of the Company, Blueknight Energy Partners, L.P., and each other Company Party, as applicable, and (b) from the board of directors or any similar governing body of any Company Party and any corporation, limited liability entity or other entity in which the Company or any Company Party holds an equity interest and with respect to which board or similar governing body Employee serves as the Company’s or such Company Party’s designee or other representative (as applicable).

2.     Separation Payment. Provided that Employee (x) executes this Agreement and returns it to the Company, care of Duke R. Ligon, Chairman of the Board, so that it is received by Mr. Ligon no later than the close of business on July 14, 2020, and does not revoke his acceptance of this Agreement pursuant to Section 8(d); and (y) honors each of Employee’s commitments set forth herein, then the Company shall provide Employee with a total payment of $353,500, less applicable taxes and withholdings (the “Cash Payment”), which Cash Payment shall be paid in two installments, as follows: (i) one installment of $250,000, less applicable taxes and withholdings, paid within thirty (30) days following the Separation Date; and (ii) one installment of $103,500, less applicable taxes and withholdings, paid within sixty (60) days following the Separation Date.

3.     Phantom Units. Immediately prior to the Separation Date, Employee held 75,400 unvested Phantom Units (such unvested Phantom Units are referred to herein as the “Hurley Phantom Units”) granted pursuant to the terms of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Plan”) and that certain Employee Phantom Unit Agreement between Blueknight Energy Partners G.P., L.L.C. (“Blueknight”) and Employee dated March 10, 2020 (the “Phantom Unit Agreement”). So long as Employee satisfies the requirements to receive the Cash Payment as set forth in Section 2, then, effective as of the Separation Date, all of the Hurley Phantom Units shall be deemed to have immediately vested and the Restricted Period (as defined in the Plan) shall have terminated as of the Separation Date. Provided that Employee satisfies the requirements to receive the Cash Payment as set forth in Section 2, on or before the date that is sixty (60) days following the Separation Date, Blueknight shall deliver to Employee 75,400 Common Units (as defined in the Plan) in respect of the Hurley Phantom Units, and, upon such delivery, the Hurley Phantom Units shall terminate and cease to be outstanding.

4.     Vacation Pay; Receipt of All Leaves and Compensation.

(a)     The Company shall provide Employee with payment for his accrued, but unused vacation and other paid time off that existed as of the time immediately before the Separation Date (the “Vacation Payment”), which Vacation Amount shall reflect a total of no greater than 140.04 hours’ worth of accrued, unused vacation and other paid time off, and which amount shall be verified by the Company in its human resources records and paid to Employee in a lump sum (less applicable taxes and withholdings) no later than the Company’s first regularly scheduled pay date after the expiration of Release Revocation Period (as defined below).

(b)     Employee expressly acknowledges and agrees that he is not entitled to the Cash Payment (or any portion thereof) but for his entry into this Agreement and satisfaction of the terms herein. Employee further acknowledges and agrees that, as of the date he signs this Agreement, he has received all leaves (paid and unpaid) that he has been entitled to receive from each Company Party and that he has been paid all wages, bonuses, compensation and other sums that he is owed or has been owed by each Company Party, including all payments arising out of all incentive plans and any other bonus or contractual arrangements. For the avoidance of doubt, Employee expressly acknowledges and agrees that Employee is not eligible to receive any severance pay or benefits other than as set forth herein, and (with the exception, if still unpaid, of the Vacation Payment and any base salary for the pay period in which the Separation Date occurred), the Company has fully and finally satisfied all payment obligations that it has had and that it may ever have to Employee pursuant to the Employment Agreement.

5.     Employee’s Complete Release of Claims.

(a)     Employee hereby forever releases and discharges the Company, Blueknight, Blueknight Energy Partners, L.P., and each of their respective parents, subsidiaries, predecessors, successors, assigns or affiliated entities, along with each of the foregoing entities’ respective past, present, and future owners, affiliates, subsidiaries, stockholders, partners, officers, directors, members, managers, employees, agents, attorneys, successors, administrators, fiduciaries, insurers and benefit plans and the trustees and fiduciaries of such plans, in their personal and representative capacities (collectively, the “Company Parties”) from, and Employee hereby waives, any and all claims, demands, liabilities and causes of action of any kind that Employee has or could have, whether known or unknown, whether statutory or common law, including any claim for salary, benefits, payments, expenses, costs, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to his employment relationship with any Company Party, the termination of such employment relationship, his status as an equityholder in any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executed this Agreement, including (i) claims arising under or for any alleged violation of: (A) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (B) Title VII of the Civil Rights Act of 1964; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code; (E) the Employee Retirement Income Security Act of 1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the National Labor Relations Act; (I) the Occupational Safety and Health Act; (J) the Family and Medical Leave Act of 1993; (K) the Oklahoma Anti-Discrimination Act, the Oklahoma Protection of Labor Act, the Oklahoma Minimum Wage Act, the Administrative Workers’ Compensation Act, and the Standards for Workplace Drug and Alcohol Testing Act, the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (L) any other local, state or federal anti-discrimination or anti-retaliation law; (M) any other local, state or federal law, regulation or ordinance; (ii) claims arising or for any alleged violation of any public policy, contract, tort, or common law claim or claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; and (iv) any and all claims Employee may have arising as the result of any alleged breach of any contract, incentive compensation plan or agreement, or other equity-based compensation plan or agreement with any Company Party, including the Employment Agreement, the Plan, and the Phantom Unit Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by his through this Agreement, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b)     Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”) or other governmental agency, or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or other governmental agency; however, Employee understands and agrees that, to the extent permitted by law, he is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or governmental agency proceeding or subsequent legal actions. Nothing herein waives Employee’ right to receive an award for information provided to a governmental agency. Further, in no event shall the Released Claims include (i) any claim which arises after the date this Agreement is executed by Employee, (ii) any claim to enforce Employee’s rights under this Agreement; or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA.

6.     Company Release of Claims. Employee expressly represents and warrants that he has not engaged in any breach of fiduciary duty, breach of any duty of loyalty or disclosure, fraudulent activity, tortious activity, or illegal activity, in each instance: (i) towards or with respect to the Company or any other Company Party; or (ii) with respect to any action or omission undertaken (or that was failed to be undertaken) in the course of Employee’s employment or engagement with the Company or any other Company Party. In express reliance on Employee’s representations and warranties set forth herein, including the representations in this Section 6 (and conditioned upon the accuracy of such representations and warranties), the Company hereby forever releases, discharges and acquits Employee from liability for, and the Company hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment or affiliation with any Company Party, the termination of such employment or affiliation, and any other acts or omissions related to any matter occurring or existing on or prior to the date of the Company’s execution of this Agreement. In no event to the claims released by this Section 6 include any claims that arise after the date that the Company executes this Agreement.

7.     Representations Regarding Claims. Employee represents, warrants and agrees that, as of the time that he executes this Agreement, he has not brought or joined any claims, appeals, complaints, charges or lawsuits against any Company Party in any court or before any government agency or arbitrator with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time that Employee signs this Agreement. Employee further represents and warrants that he has made no assignment, sale, delivery, transfer or conveyance of any rights he has asserted or may have against any of the Company Parties with respect to any Released Claim.

8.     Additional Acknowledgments and Rights. Employee acknowledges that:

(a)     Employee has carefully read this Agreement.

(b)     Employee has been advised, and hereby is advised in writing, to seek legal counsel before signing this Agreement, and he has had adequate opportunity to do so.

(c)     Employee has been given at least twenty-one (21) days to review and consider this Agreement. If Employee signs this Agreement before the expiration of twenty-one (21) days after his receipt of this Agreement, he has knowingly and voluntarily waived any longer consideration period than the one provided to him. No changes (whether material or immaterial) to this Agreement shall restart the running of this twenty-one (21) day period.

(d)     Employee has seven (7) days after signing this Agreement to revoke it (such seven (7)-day period is referred to as the “Release Revocation Period”). This Agreement will not become effective or enforceable until the Release Revocation Period has expired without Employee exercising his revocation right. Any notice of revocation of the Agreement is effective only if such revocation is in writing and received by Duke R. Ligon, Chairman of the Board, on or before the expiration of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Employee pursuant to Section 2 or Section 3 and the release of claims set forth herein shall be of no force or effect, and all remaining provisions of this Agreement shall remain in full force and effect.

(e)     Employee agrees and acknowledges that he is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled.

(f)     Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of his own free will, and understands and agrees to each of the terms of this Agreement.

(g)     No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that he enters into this Agreement with full understanding of the tax and legal implications thereof.

9.     Affirmation of Restrictive Covenants. Employee acknowledges that he has made certain post-employment commitments as set forth in Sections 7 and 8 of the Employment Agreement. Employee recognizes the continuing effectiveness and enforceability of the commitments set forth in Sections 7 and 8 of the Employment Agreement, and reaffirms his promise to abide by such commitments following the Separation Date. Employee acknowledges and understands that his entitlement to the consideration set forth herein is dependent upon Employee’s continuing compliance with the Sections 7 and 8 of the Employment Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict an individual from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to such individual individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Further notwithstanding the provisions of this Agreement, pursuant to 18 USC Section 1833(b), no individual shall be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if an individual files a lawsuit for retaliation by an employer for reporting a suspected violation of law, such individual may disclose trade secret(s) to such individual’s attorney and use the trade secret information in the court proceeding, if such individual (1) files any document containing the trade secret under seal and (2) does not disclose the trade secret, except pursuant to court order.

10.     Post-Separation Assistance. Employee agrees that, for the period beginning on the Separation Date and ending on the date that is sixty (60) days thereafter, he will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to transitioning matters related to Employee’s job responsibilities and otherwise providing information relating to the duties Employee performed for the Company and the other Company Parties.

11.      No Waiver. No failure by any party at any time to give notice of any breach by the other parties of, or to require compliance with any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12.     Applicable Law; Dispute Resolution.

(a)     This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Oklahoma without reference to the principles of conflicts of law thereof; provided, however, Section 3 hereof shall be subject to the laws of the State of Delaware, without regard to the conflicts of law principles of such state. The provisions of Section 10 of the Employment Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein. For the avoidance of doubt, EMPLOYEE AND THE COMPANY EXPRESSLY ACKNOWLEDGE AND AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM, OF ANY AND EVERY KIND OR TYPE, ARISING OUT OF, CONNECTED WITH, OR RELATING IN ANY WAY TO THIS AGREEMENT, OR THE OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE RESOLVED SOLELY AND EXCLUSIVELY IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN SECTION 10 OF THE EMPLOYMENT AGREEMENT. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A JURY TRIAL ON ALL MATTERS SUBJECT TO ARBITRATION PURSUANT TO THIS SECTION 12.

(b)     Notwithstanding Section 12(a), the Company may make a timely application for, and obtain, judicial injunctive relief to enforce Sections 7 or 8 of the Employment Agreement as set forth in Section 8.F of the Employment Agreement. Nothing in this Section 12 shall preclude Employee from filing a charge or complaint with a federal, state or other governmental administrative agency.

13.     Interpretation. In this Agreement, (a) the use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular subdivision unless expressly so limited; (d) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (e) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, restated or otherwise modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; (f) reference to any law means such law as amended, modified, codified, reenacted or replaced and in effect from time to time; and (g) references to “or” shall be interpreted to mean “and/or”. The Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

14.     Severability. To the extent permitted by applicable law, the Company and Employee hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

15.     Withholding of Taxes and Other Employee Deductions. The Company may withhold from all payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

16.     Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

17.     Third-Party Beneficiaries; Assignment. Each Company Party that is not a signatory hereto shall be an intended third-party beneficiary of Employee’s covenants, representations, and release of claims set forth in this Agreement and shall be entitled to enforce such covenants, representations, and release as if a party hereto. The Company has the right to assign this Agreement, including to any successor, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Company, who are intended third party beneficiaries of this Agreement.

18.     Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company and any other Company Party, including all computer files, client materials, electronically stored information and other materials provided to Employee by the Company or any other Company Party in the course of Employee’s employment and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.

19.     Entire Agreement; Amendment. This Agreement, along with the Employment Agreement to the extent referenced in Section 9 and the Plan and Phantom Unit Agreement to the extent referenced in Section 3, constitute the entire agreement of the parties hereto with regard to the subject matters hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and the Company with regard to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Employee and the Company.

20.     Further Assurances. Employee shall, and shall cause Employee’s affiliates, representatives, and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

21.     Section 409A. This Agreement and the payments provided hereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent.  Each installment payment hereunder shall be deemed and treated as a separate payment for purposes of Section 409A.  Notwithstanding the foregoing, the Company and Blueknight make no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in each case, as of the dates set forth beneath their signature blocks below, effective for all purposes as provided above.

MARK HURLEY

/s/ Mark Hurley

Mark Hurley

Date: June 21, 2020

BKEP MANAGEMENT, INC.

By: /s/ Duke R. Ligon

Name: Duke R. Ligon

Title: Chairman of the Board

Date: June 22, 2020

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